SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     October 29, 2003

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of Registrants as Specified in their Charters)

Delaware	001-14387	06-1522496
Delaware	001-13663	06-1493538
(States or Other Jurisdictions	(Commission file Numbers)	(IRS Employer
of Incorporation)		Identification Nos.)

Five Greenwich Office Park, Greenwich, Connecticut	06830
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code     (203) 622-3131

Item 5.     Other

On October 29, 2003, we issued the press release attached hereto as exhibit 99.1 relating to our offering of senior subordinated notes. We plan to use the net offering proceeds for the following purposes: (i) approximately $424 million to redeem $205 million face amount of outstanding 8.80% Senior Subordinated Notes due 2008 and $200 million face amount of outstanding 9½% Senior Subordinated Notes due 2008 and (ii) the balance to buy out existing equipment leases and/or for general corporate purposes. In connection with the redemption of these outstanding notes, we expect to incur an aggregate charge of approximately $26.2 million attributable to the redemption price premium and the need to write-off previously capitalized financing costs relating to such notes. In addition, to the extent we buy out equipment leases we may incur additional material charges attributable to the costs associated with the buy-out.

Item 7.     Exhibits

Exhibit

99.1	Press release of United Rentals, Inc., dated October 29, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 29th day of October, 2003.

UNITED RENTALS, INC.

By:	/S/ JOHN N. MILNE

Name: John N. Milne
Title: President and Chief Financial Officer

UNITED RENTALS (NORTH AMERICA), INC.

By:	/S/ JOHN N. MILNE

Name: John N. Milne
Title: President and Chief Financial Officer

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